Exhibit 99.1

Tarantella, Inc. Announces Financial Results for Third Quarter Fiscal Year 2004

FOR IMMEDIATE RELEASE

CONTACTS:

John M. Greeley, CFO	Todd Friedman
Tarantella, Inc.	The Blue Shirt Group
831-427-7460	415-217-5869
jgreeley@tarantella.com	todd@blueshirtgroup.com

Tarantella, Inc. Announces Financial Results for Third Quarter Fiscal Year 2004

SANTA CRUZ, CA, July 29, 2004 – Tarantella, Inc. (OTC: TTLA.PK), a leading supplier of secure remote access software, today announced its financial results for the third quarter of fiscal 2004.

For the third fiscal quarter ended June 30, 2004, the Company announced revenue of $2.6 million, an operating loss of $4.4 million, and a net loss of $3.7 million or $0.13 per share. This compares to revenue of $3.1 million, an operating loss of $3.5 million, and a net loss of $3.7 million or $0.18 per share in the prior quarter ended March 31, 2004. The Company also reported cash and cash equivalents of $13.5 million as of June 30, 2004.

“Over the past several quarters, Tarantella has been executing on its plan to regain momentum through a series of strategic technology and distribution partnerships,” said John M. Greeley, Tarantella’s CFO. “As part of this strategy, in the third quarter, we re-launched the Secure Global Desktop family of products and established relationships with DevonIT, Edge Technologies and Morse plc. Because the expected benefits from these initiatives will not be realized for several quarters, we expect some variations in revenue performance as we build a sustainable company. The management team remains committed to driving this company to profitability.”

Today, the Company will conduct its previously scheduled conference call to discuss its 2004 fiscal third quarter results at 1:30 p.m. Pacific Daylight Time (4:30 p.m. EDT). This call is being webcast by CCBN and can be accessed at Tarantella’s web site at www.tarantella.com or in audio mode by dialing (617) 614-2706 with the passcode of 24994230. The call will be available for audio replay for seven days following the call by dialing (617) 801-6888 with the passcode of 46008958.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

For Tarantella Investors:

This press release contains forward-looking statements. These forward-looking statements may be identified by use of terms such as “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “should” or “will”, or the negative of those terms or similar expressions. These forward-looking statements, including statements relating to the long term potential benefits of certain strategic changes in the Company and the impact that such changes may have on future revenue for the Company, and are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. Investors are cautioned that all

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Tarantella, Inc. Announces Financial Results for Third Quarter Fiscal Year 2004

forward-looking statements involve risks and uncertainty, including without limitation, the risk that the Company may not achieve profitability, and that the strategic changes will not generate the expected benefits, and other risks detailed from time to time in Tarantella’s SEC filings, including its filings on Forms 10-Q and 10-K. Tarantella disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tarantella, Inc.

Tarantella, Inc. (OTC:TTLA.PK) is a leading provider of secure remote access software to nearly 12,000 customers’ sites worldwide. Tarantella enables organizations to access and manage information, data and applications across all platforms, networks and devices. Tarantella bridges the gap between vendors, ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximizing return on existing IT assets and improved productivity. The company markets its products through the Internet, key industry partnerships, and a worldwide network of consultants and resellers. Tarantella is headquartered in Santa Cruz, Calif. For more information, please visit the Tarantella web site at www.tarantella.com.

Tarantella, Secure Global Desktop and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc. in the United States and other countries. All other brand and product names are or may be trademarks of, and are used to identify the products or services of, their respective owners.

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Tarantella, Inc. Announces Financial Results for Third Quarter Fiscal Year 2004

TARANTELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Net revenues:
Licenses	$1,575	$2,992	$6,100	$8,787
Services	1,055	760	3,135	2,140

Total net revenues	2,630	3,752	9,235	10,927

Cost of revenues:
Licenses	218	(14)	588	124
Services	434	305	1,158	854

Total cost of revenues	652	291	1,746	978

Gross margin	1,978	3,461	7,489	9,949

Operating expenses:
Research and development	1,149	1,062	3,315	2,955
Selling, general and administrative	5,233	3,308	14,685	10,709
Restructuring	(26)	101	(15)	1,248

Total operating expenses	6,356	4,471	17,985	14,912

Operating loss	(4,378)	(1,010)	(10,496)	(4,963)

Other income (expense):
Interest income	34	5	47	52
Interest expense	(9)	(1)	(27)	(2)
Gain on sale of investments	718	—	718	—
Impairment of investments	—	(151)	—	(151)
Other income (expense), net	(18)	33	(129)	82

Total other income (expense)	725	(114)	609	(19)

Loss before income taxes	(3,653)	(1,124)	(9,887)	(4,982)

Income tax expense	44	122	239	280

Net loss	(3,697)	(1,246)	(10,126)	(5,262)
Other comprehensive income (loss):
Foreign currency translation adjustment	(18)	28	103	6
Unrealized gain (loss) on available for sale securities	(508)	71	256	177
Reclassification adjustment for gains included in net income	(718)	—	(718)	—

Total other comprehensive income (loss)	(1,244)	99	(359)	183

Comprehensive loss	$(4,941)	$(1,147)	$(10,485)	$(5,079)

Net loss per share:
Basic and diluted	$(0.13)	$(0.14)	$(0.50)	$(0.63)
Shares used in net loss per share calculation:
Basic and diluted	27,392	8,764	20,077	8,403

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Tarantella, Inc. Announces Financial Results for Third Quarter Fiscal Year 2004

TARANTELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2004	September 30, 2003
(In thousands)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,547	$3,151
Available-for-sale equity securities	—	632
Trade receivables, net of allowances of $0.2 million at June 30, 2004 and $0.5 million at September 30, 2003	1,657	2,980
Other receivables	298	175
Prepaids and other current assets	507	720

Total current assets	16,009	7,658

Property and equipment, net	817	734
Acquired intangible assets, net	1,186	1,262
Goodwill	2,395	2,391
Other assets	263	343

Total assets	$20,670	$12,388

Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$972	$1,341
Line of credit	—	319
Royalties payable	—	22
Royalties payable—former New Moon shareholders	1,713	1,725
Income taxes payable	373	549
Accrued restructuring charges	205	854
Accrued expenses and other current liabilities	3,134	3,317
Deferred revenues	2,323	1,757

Total current liabilities	8,720	9,884

Long-term deferred revenues	1,094	36

Total long-term liabilities	1,094	36

Shareholders’ equity:
Preferred stock, authorized 20,000 shares; no shares issued and outstanding	—	—
Common stock, no par value, authorized 100,000 shares; issued and outstanding 27,513 at June 30, 2004 and 11,959 shares at September 30, 2003	145,985	126,749
Deferred stock compensation	(363)	—
Accumulated other comprehensive income	194	553
Accumulated deficit	(134,960)	(124,834)

Total shareholders’ equity	10,856	2,468

Total liabilities and shareholders’ equity	$20,670	$12,388

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Tarantella, Inc. Announces Financial Results for Third Quarter Fiscal Year 2004

TARANTELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2004	2003
(In thousands)	(Unaudited)
Cash flows from operating activities:
Net loss	$(10,126)	$(5,262)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	927	595
Foreign currency exchange loss (gain)	63	(18)
Gain on sale of marketable security	(718)	—
Loss on disposal of property and equipment	2	82
Amortization of deferred stock compensation	343	—
Stock compensation expense	282	—
Changes in operating assets and liabilities, net of New Moon acquisition:
Trade receivables	1,324	(298)
Other receivables	(123)	(92)
Prepaids and other current assets	260	60
Other assets	33	680
Trade payables	(390)	(227)
Royalties payable	(22)	(181)
Income taxes payable	(176)	10
Accrued restructuring expenses	(649)	(329)
Accrued expenses and other current liabilities	(240)	(1,154)
Deferred revenues	1,624	638

Net cash used in operating activities	(7,586)	(5,496)

Cash flows from investing activities:
Net cash received from the New Moon acquisition	—	3,323
Purchases of property and equipment	(589)	(152)
Additional New Moon purchase acquisition costs	(4)	—
Change in royalties payable—former New Moon shareholders	(12)	(43)
Proceeds from sale of marketable securities	889	—

Net cash provided by investing activities	284	3,128

Cash flows from financing activities:
Payments on capital lease obligations	(31)	(220)
Line of credit payments	(319)	—
Net proceeds from issuance of common stock and warrants	18,049	139

Net cash provided by (used in) financing activities	17,699	(81)

Effects of exchange rate changes on cash and cash equivalents	(1)	(12)

Increase (decrease) in cash and cash equivalents	10,396	(2,461)
Cash and cash equivalents at beginning of period	3,151	7,055

Cash and cash equivalents at end of period	$13,547	$4,594

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